UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2012

Patriot Coal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12312 Olive Boulevard, Suite 400 St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 275-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Patriot Coal Corporation (the “Company”) held its most recent annual meeting of stockholders on May 12, 2011 (the “Annual Meeting”). The matters voted upon at the Annual Meeting, each of which is described in the 2011 Proxy Statement filed on April 1, 2011, and the results of the voting for all matters presented to the stockholders were disclosed in the Form 8-K filed with the Securities and Exchange Commission on May 16, 2011.

In connection with the Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation, the Company’s stockholders voted in favor of holding such an advisory vote annually. Accordingly, the Company has determined that it will hold an advisory vote on executive compensation on an annual basis until the next vote on the frequency of advisory votes on executive compensation is held.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2012

PATRIOT COAL CORPORATION

By:	/s/ Joseph W. Bean

Joseph W. Bean
Senior Vice President – Law and Administration and General Counsel